Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Charter Financial Corporation:

We consent to the use of our report on Charter Financial Corporation dated December 20, 2007, with respect to the consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended September 30, 2007, included herein and to the reference to our firm under the heading “Experts” in the Prospectus.

Birmingham, Alabama
June 18, 2010